UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 24, 2023

Date of Report (Date of earliest event reported)

PhenomeX Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39388	35-2415390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5858 Horton Street, Suite 320

Emeryville, California 94608

(Address of principal executive offices) (Zip Code)

(510) 858-2855

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.00005 par value	CELL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2023, J. Paul McClaskey, Senior Vice President, Chief Accounting Officer of PhenomeX Inc. (the “Company”), notified the Company he is resigning to pursue other opportunities, effective June 2, 2023 (the “Effective Date”). In connection with Mr. McClaskey’s resignation, Mehul Joshi, Chief Financial Officer of the Company, will serve as the Company’s principal accounting officer effective as of the Effective Date. No new compensatory agreements were entered into with Mr. Joshi in connection with his serving as principal accounting officer.

Mr. McClaskey’s resignation was voluntary and did not result from any disagreement with the Company or the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2023	PhenomeX Inc.

	By:	/s/ Scott Chaplin
Scott Chaplin
Chief Legal Officer